Re: Severance

Dear [•]:

On behalf of Neogen Corporation (the “Company”), this letter agreement (the “Agreement”) details your severance terms. Please return a signed version of this letter on or before [DATE]. The terms of this Agreement are:

1.
Subject to the your obligations under this Agreement, you are eligible to receive “Severance Benefits” as set forth in this paragraph:
a.
In the event your employment is terminated by the Company for a reason other than for Cause (as defined below) or by you for Good Reason (as defined below), the Company will pay you the sum of [•] Base Pay and your annual FY Target Bonus opportunity in effect on your last day of employment (“Separation Date”). In addition, the Company will pay your COBRA benefit premiums until the earlier of twelve (12) months from your Separation Date or until the date on which you become eligible for other health insurance benefits.
b.
In the event your employment is terminated by the Company for a reason other than for Cause or by you for Good Reason, within twelve (12) months following a Change of Control (as defined below) of the Company, (i) the Company will pay you the sum of [•] Base Pay and your annual FY Target Bonus opportunity and (ii) all of your unvested stock options, restricted stock, and/or other equity awards will vest on your Separation Date. Such vested awards that were granted as restricted stock will be free of restrictions and such vested awards that were granted as options will remain exercisable for a period of three (3) months following Separation Date. In addition, the Company will pay your COBRA benefit premiums until the earlier of twelve (12) months from your Separation Date or until the date on which you become eligible for other health benefits.
2.
Cessation of your employment due to your death, disability, or resignation without Good Reason will disqualify you from receiving the Severance Benefits.
3.
As a condition of receiving the Severance Benefits, you must execute, not revoke, and remain in compliance with the waiver and release in the form attached as Exhibit A (the “Waiver and Release Agreement”). The Company will pay the Base Pay and COBRA components of the Severance Benefits in installments on its regular payroll dates during the severance period, subject to all required withholding. The Target Bonus component of the Severance Benefits will be paid in full in the first Severance Benefit payment. The payments will commence on the first regular payroll date after the Waiver and Release Agreement becomes irrevocable in accordance with its terms, with the first payment covering the time period from the Separation Date through such payment date.
4.
If the Company determines you have engaged in “Detrimental Activity” (as defined below) during the period in which you are receiving Severance Benefits (i) payment of any remaining Severance Benefits will cease immediately and (ii) you will be obligated to repay to the Company all benefits, including the Severance Benefits set forth in paragraph 1, previously paid to under this Agreement within thirty (30) days of a final adjudication that you have engaged in such Detrimental Activity or other final disposition of the matter between the parties. The repayment of the Severance Benefits as required in this paragraph 4 will not affect the validity of any other written agreements between you and the

Company, including the Waiver and Release Agreement. If you become reemployed by the Company before you receive the full Severance Benefits under this Agreement, any remaining benefits will be forfeited as of the date of your re-employment.
5.
The capitalized terms below have the following meanings for purposes of this Agreement:
(a)
“Affiliate” means, with respect to the Company, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.
(b)
“Base Pay” means your annualized gross base salary in effect as of the Separation Date, excluding any bonuses or other supplemental compensation; provided, if your employment terminates due to Good Reason based, in whole or in part, on a reduction in your base salary, the annual base salary will be your annualized gross base salary in effect immediately before such reduction.
(c)
“Cause” means the Company’s good faith determination that one or more of the following has occurred with respect to you: (i) the commission or conviction of (including upon a plea of no contest or nolo contendere) a felony, a crime involving moral turpitude, or any other crime the conviction of which will likely result in incarceration, except to the extent applicable law restricts the Company from making an employment decision based on such a conviction; (ii) the commission of any act or omission involving dishonesty, disloyalty, or fraud with respect to the Company; (iii) reporting to work under the influence of alcohol, the use of illegal drugs, or the abuse of prescription drugs; (iv) conduct or publicity, not otherwise protected by law, having the potential to cause the Company public disgrace, disrepute, or economic harm; (v) insubordination and/or the failure to timely perform duties reasonably directed by the Company; (vi) a breach of fiduciary duty, gross negligence, or willful misconduct with respect to the Company; (vii) any material breach of any agreement between you and the Company; or (viii) the material violation of a material Company policy.
(d)
“Change of Control” means the first to occur of any of the following:
i.
the acquisition by a Person of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the (“Exchange Act”) fifty percent (50%) or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or
ii.
such time as the Continuing Directors (as defined below) do not constitute a majority of the Board of Directors of the Company (the “Board”) (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means a member of the Board (x) who was a member of the Board on the date of this Agreement or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there will be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or
iii.
the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which will include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or
iv.
the liquidation or dissolution of the Company.

(e)
“Detrimental Activity” means (i) violating terms of any restrictive covenant or confidentiality obligation that provides a benefit to the Company or any of its Affiliates, (ii) disclosing confidential or proprietary information of the Company or any of its Affiliates to any third person or entity including, but not limited to, a competitor, vendor, or customer, without appropriate authorization from the Company, (iii) directly or indirectly soliciting any employee of the Company or any of its Affiliates to terminate employment with the Company or any of its Affiliates, (iv) directly or indirectly soliciting or accepting business from any customer or potential customer or encouraging any customer, potential customer, or supplier of the Company or any of its Affiliates, to reduce the level of business it does with the Company or any of its Affiliates, (vi) engaging in any other conduct or act that is materially injurious, detrimental, or prejudicial to any interest of the Company or any of its Affiliates, and (vii) being convicted of, or entry of a guilty plea with respect to, a felony, whether or not connected with the Company or any of its Affiliates.
(f)
“Good Reason” means (i) a material diminution in your authority, duties, or responsibilities; (ii) a material adverse change in your title or reporting relationship; (iii) a decrease in your compensation, including Base Pay, Target Bonus and target equity awards, except for reductions due to poor performance or those affecting all or substantially all corporate officers of the Company; or (iv) the relocation by the Company of your principal place of business to a location that is more than 50 mile radius from its current location, provided that such relocation is not nearer to your residence. Notwithstanding the foregoing, Good Reason will not exist unless you provide the Company written notice of the existence of Good Reason within sixty (60) days of its initial existence, you provide the Company a thirty (30)-day opportunity to remedy the Good Reason condition and it does not so remedy the condition, and you separate from service within thirty (30) days after the end of the cure period.
(g)
“Person” mean an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.
(h)
“Target Bonus” means the annual target bonus opportunity you are eligible to receive from the Company for the year in which the Separation Date occurs; provided, if your employment terminates due to Good Reason based, in part or whole, on a reduction in your annual target bonus opportunity, the annual target bonus opportunity will be the annual target bonus opportunity in effect immediately before such reduction.
6.
It is intended that the Agreement (and any payments) will be exempt from or in compliance with Internal Revenue Code Section 409A (“Section 409A”), and this Agreement (and any payments) will be interpreted and construed on a basis consistent with such intent. The term “termination of employment” and similar terms relating to your termination of employment mean a “separation from service” as that term is defined under Section 409A. Each payment made under the Agreement will be treated as a separate payment for purposes of Section 409A. If you are a “specified employee” (as that term is used in Section 409A) on the date your separation from service becomes effective, any benefits payable under the Agreement that constitute non-qualified deferred compensation under Section 409A will be delayed until the earlier of (a) the business day following the six-month anniversary of the date your separation from service becomes effective, and (b) the date of your death, but only to the extent necessary to avoid such penalties under Section 409A. On the earlier of (1) the business day following the six-month anniversary of the date your separation from service becomes effective, and (2) your death, the Company will pay you in a lump sum the aggregate value of the non-qualified deferred compensation that the Company otherwise would have paid you prior to that date. The Agreement (and any payments) can be amended in any respect deemed necessary or desirable (including retroactively) by the Company with the intent to preserve exemption from or compliance with Section 409A. The preceding will not be construed as a guarantee of any particular tax effect for payments hereunder. A participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such person in connection with this Agreement (including any taxes and penalties under Section 409A), and the Company will not have any obligation to indemnify or otherwise hold a participant harmless from any or all of such taxes or penalties.
7.
Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
8.
This Agreement embodies the complete agreement and understanding between you and the Company regarding this subject matter and supersedes and preempts all prior understandings, agreements or representations between you and the Company regarding such subject matter.
9.
The provisions of this Agreement can be amended or waived only with the prior written consent of the Company and you, and no course of conduct or course of dealing will affect the validity, binding effect, or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement. You cannot assign any of your rights under this Agreement, except with the prior written consent of the Company. Any purported assignment of rights in violation of this section is void. The Company cannot assign this Agreement without your prior written consent; provided, however, that the Company can assign its rights and obligations under this Agreement without your consent in the event that the Company effects a reorganization, consolidation, or merger, or transfer of all or substantially all of its properties, stock, or assets to another entity. This Agreement is binding on the Company’s successors, assigns, or acquiror of all or substantially all of the assets of the Company.
10.
This Agreement is governed by Michigan law. Each party irrevocably submits to the exclusive jurisdiction of the state or federal courts located in Michigan for the purposes of any action, litigation, or proceeding of any kind whatsoever arising out of this Agreement or any transaction contemplated hereunder or thereunder. Each party agrees to commence any such action, litigation, or proceeding either in the state or federal courts located in Michigan. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, litigation, or proceeding arising out of this Agreement or the transactions contemplated by this Agreement in state or federal courts located in Michigan, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, litigation, or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF OR THEREOF.
11.
This Agreement can be executed in one or more counterparts and by electronic delivery, each of which will constitute an original and all of which together will constitute one and the same instrument. A signature transmitted by .pdf format will be deemed to be an original signature for all purposes. The words “execution,” “signed,” “signature,” and words of like import will also be deemed to include electronic signatures, electronic acknowledgements, and/or the keeping of records in electronic form, each of which will be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and/or any state laws based on or similar to the Uniform Electronic Transactions Act.

Thank you again for your contributions to the Company. To confirm your agreement to these terms, please sign below.

Sincerely,

[Neogen Represeintative]

I agree to the foregoing terms:

_________________

[Name] [Date]

EXHIBIT A

RELEASE AND WAIVER AGREEMENT

1.
I, [Insert Name], in consideration of certain payments and benefits to be provided to me by Neogen Corporation (the “Company”) under that letter agreement dated [Insert Date] (the “Agreement”), which are conditioned on my signing this Release and Waiver Agreement, on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, representatives, successors, and assigns, and all others connected with or claiming through me, hereby release and forever discharge as of the date hereof the Company, its parent entity, subsidiaries, and affiliates, and all of their present and former directors, officers, members, managers, agents, employees, employee benefit plans, attorneys, consultants, predecessors, successors and assigns, and all those connected with any of them, in their official and individual capacities (collectively, the “Released Parties”), from any and all causes of action, suits, rights and claims, demands, damages and compensation, whether at law or in equity, whether now known or unknown, suspected or unsuspected, contingent or otherwise, which I now have or ever have had against the Released Parties, or any of them, including but not limited to those in any way related to, connected with or arising out of my employment and/or other relationship with the Company, the termination of such employment and/or other relationship, or pursuant to Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act), the Employee Retirement Income Security Act, the wage and hour, wage payment and/or fair employment practices laws and statutes of the state or states in which I have provided services to the Company (each as amended from time to time) and/or any other federal, state, common or local law, regulation, or other requirement (collectively, the “Claims”), and I hereby waive all such Claims.
2.
I understand that any payments to be paid to me under the Agreement represent, in part, consideration for signing this Release and Waiver Agreement and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in the Agreement unless I execute this Release and Waiver Agreement and do not revoke this General Release within the time period permitted hereafter or breach this General Release.
3.
I represent that I have made no assignment or transfer of any released Claims.
4.
In signing this Release and Waiver Agreement, I acknowledge and intend that it will be effective as a bar to each and every one of the Claims hereinabove mentioned or implied, and I covenant not to sue or initiate any legal proceeding regarding any released Claims. I expressly consent that this General Release will be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I further agree that I am not aware of any pending charge or complaint regarding any released Claims as of the execution of this Release and Waiver Agreement.
5.
Notwithstanding the foregoing, this Release and Waiver Agreement does not release: (a) claims for vested benefits pursuant to any Company employee welfare plan; (b) claims that may arise for indemnification and/or for coverage under any directors and officers insurance policy that the Company may maintain from time to time; (c) rights as to equity interests that have vested by their express terms and are not otherwise forfeited pursuant to their terms or any applicable plans; and/or (d) claims that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding except pursuant to a whistleblower program (including but not limited to the whistleblower program maintained by the Securities and Exchange Commission) or where my right to receive such a monetary benefit is otherwise not waivable by law.
6.
I agree that neither this Release and Waiver Agreement, nor the furnishing of the consideration for this General Release, will be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.
7.
I agree that I remain bound by, and will fully comply with, any post-employment confidentiality and/or restrictive covenant obligations in favor of the Company or its Affiliates, including but not limited to those set forth in the Non-Disclosure, Non-Competition, Non-Solicitation and Property Assignment Agreement executed by me.
8.
I have complied with my obligation to return the Company’s property and documents, without retaining copies of such Company materials.
9.
Neither I nor the Company and/or the Released Parries will publicly defame, disparage, criticize, or otherwise speak negatively regarding the other party or its products, including through any media, social media, Facebook, Twitter, or similar mechanism. The foregoing restrictions will not apply with respect to any legally compelled testimony or any truthful communications with government agencies in the course of an investigation.
10.
Whenever possible, each provision of this Release and Waiver Agreement will be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this Release and Waiver Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Release and Waiver Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS RELEASE AND WAIVER AGEEMENT, I REPRESENT AND AGREE THAT:

1.
I HAVE READ IT CAREFULLY;
2.
I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT;
3.
I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
4.
I HAVE BEEN AND AM HEREBY ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
5.
I HAVE HAD AT LEAST [•] DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON [•] TO CONSIDER IT AND ANY CHANGES MADE SINCE THE [•] VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED REVIEW PERIOD;
6.
I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT AND THAT THIS RELEASE WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

7.
I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
8.
I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE:

DRAFT - DO NOT SIGN

[Insert Name]